EXHIBIT 4.1

                          COMMON STOCK PURCHASE WARRANT

                               AROTECH CORPORATION

                            EXPIRES FEBRUARY 4, 2009


No.:  BH-1                                            Number of Shares:  450,000
Date of Issuance:  February 4, 2004

         1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Arotech Corporation, a Delaware corporation (the "Company"), I.E.S. ELECTRONICS INDUSTRIES, LTD., Israel Company No. 52-0039132, or registered assigns (the "Holder") is hereby granted the right to purchase at any time and from time to time to and until 5:00 p.m., New York time, on February 4, 2009 (the "Expiration Date"), FOUR HUNDRED FIFTY THOUSAND (450,000) fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at an exercise price per share equal to $1.91 (the "Exercise Price"). The portion of this Warrant not exercised prior thereto shall be and become void and of no value, provided, that if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 4:59 p.m. New York City time on the Expiration Date. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 16 hereof.

2. Exercise of Warrants. Except as provided in Section 5 below, exercise of the purchase rights represented by this Warrant may be made at any time or times, before 5:00 p.m. New York City time on the Expiration Date, by the surrender of this Warrant, together with a completed exercise agreement or cashless exercise agreement, whichever is applicable, in the forms attached hereto (the "Exercise Agreement"), in the manner provided in Section 11, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and, unless the Holder is exercising under Section 10 hereof, upon payment to the Company in United States dollars in cash, by certified check or cashier's check, or by wire transfer to an account designated by the Company of immediately available funds, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Agreement to be purchased. The Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and, unless the Holder is exercising under Section 10 hereof, payment shall have been made for the Warrant Shares as set forth above or, if such date is not a business date, on the next succeeding business date. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder free of restrictive legend within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company will cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company will deliver to the Holder physical certificates representing the Warrant Shares so purchased. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Holder, shall be registered in the name of such Holder or such other name as shall be designated by such Holder, and shall not bear any restrictive legend, unless otherwise required by law. If this Warrant shall have been exercised only in part, then the Company will, at the time of delivery of the certificates for the Warrant Shares purchased, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are not subject to any right of setoff or counterclaim, and shall not be affected by any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company other than obligations contained in Section 2 of this Warrant.

3. Reservation and Registration of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved a sufficient number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further covenants to take such actions as the Company shall reasonably determine necessary to continue the registration of the Warrant Shares under the Securities Act of 1933, as amended, for so long as this Warrant (or any portion hereof) remains outstanding, and upon exercise thereof, promptly advise the Company's transfer agent that the Warrant Shares are freely transferable by the Holder and instruct the transfer agent to issue the Warrant Shares without any restrictive legend.

         4. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         5. No Fractional Shares or Scrip. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company will pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.


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

         6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

         7. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         8. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                           In  case  the  Company  shall  (i)  declare  or pay a
                  dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the Holder would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.

                           An  adjustment  made pursuant to this Section 8 shall
                  become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.




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

                           9. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                           10. Cashless  Exercise Option.  So long as the Market
                  Price is greater than the Exercise Price, the Holder shall have the right to elect to effect exercises of this Warrant through one or more transactions of a type commonly referred to as a "cashless exercise." In the event of any such cashless exercise, in lieu of paying the applicable Exercise Price in cash, the Holder may elect to receive, upon exercise of this Warrant and delivery to the Company of a cashless exercise notice in the form attached to this Warrant, that number of Warrant Shares equal to the quotient obtained by multiplying X times (A-B) and dividing the result by A, where: A equals the Market Price on the date immediately preceding the date of exercise; B equals the Exercise Price per Warrant Share; and X equals the number of Warrant Shares with respect to which this Warrant is being exercised. The Company shall take such actions as are necessary and appropriate to facilitate such cashless exercise.

                           11. Notices. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the person to be notified (b) five days after deposit with a domestic Post Office, by registered mail, postage prepaid and addressed to the person to be notified, (c) upon confirmed transmission by electronic facsimile to the fax number specified for such person, (d) two business days after sent by certified mail (first class, postage prepaid) and addressed to the person to be notified or (e) next day for delivery by guaranteed overnight delivery, which delivery is confirmed. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto, addressed to such Holder at its last know address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to:

                                    Arotech Corporation
                                    632 Broadway, Suite 1200
                                    New York, New York 10012
                                    Facsimile No.: (646) 654-2187
                                    Attn:   Yaakov Har-Oz, Vice President
                                            and General Counsel


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

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other party hereto by notice given in accordance with this Section.

         12. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

         13. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         15. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16. Certain Definitions.

                  (i) "Market Price," as of any date, (i) means the last sale price for the shares of Common Stock as reported on the Nasdaq National/SmallCap Market by Bloomberg Financial Markets ("Bloomberg") for a Trading Day, or (ii) if the Nasdaq National/SmallCap Market is not the principal trading market for the shares of Common Stock, the reported closing bid price reported by Bloomberg on the principal trading market for the Common Stock for a Trading Day, or, if there is no bid price, the last sales price reported by Bloomberg for a Trading Day, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg for any Trading Day, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg for any Trading Day.

                  (ii) "Trading Day," means any business day on which the principal United States securities exchange or trading market on which Common Stock is listed or traded and reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable if Bloomberg Financial Markets is not then reporting closing bid prices of such security) is open for trading.


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


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and is dated the 4th day of February, 2004.



                                        AROTECH CORPORATION



__________________________              By: _______________________________
Witness                                     Name:
                                            Title:





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

                          [FORM OF EXERCISE AGREEMENT]

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)


To:      AROTECH CORPORATION
         632 Broadway, Suite 1200
         New York, New York 10012
         Facsimile:  (646) 654-2187
         Attn:   Yaakov Har-Oz, Vice President and General Counsel


         The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of AROTECH CORPORATION, a corporation organized under the laws of the State of Delaware (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

[] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

[] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:


Dated:_________________                    _____________________________________
                                                  Signature of Holder

                                           _____________________________________
                                                  Name of Holder (Print)

                                                  Address:
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________


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

                      [FORM OF CASHLESS EXERCISE AGREEMENT]

             (TO BE EXECUTED BY THE HOLDER UPON EXERCISE OF WARRANT
                     PURSUANT TO SECTION 10 OF THE WARRANT)


To:      AROTECH CORPORATION
         632 Broadway, Suite 1200
         New York, New York 10012
         Facsimile:  (646) 654-2187
         Attn:   Yaakov Har-Oz, Vice President and General Counsel


         The undersigned hereby irrevocably elects a cashless exercise of the right to purchase _____________ shares of the Common Stock of AROTECH CORPORATION, a corporation organized under the laws of the State of Delaware (the "COMPANY"), evidenced by the attached Warrant, as provided for in Section 10 therein.

         The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

[] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Notice to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

[] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Notice by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________                    _____________________________________
                                                  Signature of Holder

                                           _____________________________________
                                                  Name of Holder (Print)

                                                  Address:
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________



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

                              [FORM OF ASSIGNMENT]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:


Name of Assignee                    Address                        No. of Shares
----------------                    -------                        -------------

, and hereby irrevocably constitutes and appoints_______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________________, ____

In the presence of

__________________

                                     Name: ____________________________

                                     Signature: _______________________
                                     Title of Signing Officer or Agent (if any):
                                               ________________________
                                     Address:  ________________________
                                               ________________________


                                     Note:   The above signature should
                                             correspond exactly with the name on
                                             the face of the within Warrant.


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